Patrick Industries, Inc. Completes Acquisition of Engineered Metals and Composites, Inc.

ELKHART, IN - October 1, 2018 - Patrick Industries, Inc. (NASDAQ: PATK) (“Patrick” or the “Company”) announced today that it has completed the acquisition of the business and certain assets of West Columbia, South Carolina-based Engineered Metals and Composites, Inc. (“EMC”), a designer and manufacturer of custom marine towers, frames, and other fabricated component products for OEMs in the marine industry. EMC’s trailing 12-months revenue through August 2018 was approximately $16 million and the Company expects the acquisition to be immediately accretive to net income per share.

“EMC’s technical expertise and innovative product offerings complement our marine product portfolio, and provide us with an excellent opportunity to further penetrate the marine market, increase our content per unit, and leverage our existing capabilities within our marine-centric brands,” said Todd Cleveland, Chairman and Chief Executive Officer of Patrick. “This acquisition is aligned with our strategic initiatives and capital allocation strategy and we look forward to working with the EMC team to help further drive brand value.”

“We believe the marine industry is well-positioned for continued growth and we are excited to partner with Ed Forbes, Chris Wainscott, and the EMC team to further expand our presence as a key component supplier in this space through high-quality, innovative custom product solutions and excellent customer service,” said Andy Nemeth, President of Patrick. “EMC’s industry reputation for metallurgical expertise, highly engineered processes and products, and continuous innovation and product quality, as well as its longstanding relationships with leading marine OEM customers, has been instrumental in expanding its customer base within the recreational boating market. Consistent with previous acquisitions, we will support EMC with a financial and operational foundation that will allow it to capitalize on its core competencies while preserving the entrepreneurial spirit that has been so important to its success.”

Ed Forbes, Founder and Chief Executive Officer of EMC, said, “After more than 35 years in the marine industry, I am excited to partner with Patrick, to further drive and support the EMC team and our plans for continued growth. Patrick’s strategic resources and marine industry presence, capabilities, and vision align with our goal of providing the highest quality innovative solutions to our customers.”

The acquisition of EMC includes the acquisition of accounts receivable, inventory, and machinery and equipment, and was funded under the Company’s existing credit facility. Patrick will continue to operate EMC on a stand-alone basis under its brand name in its existing facility.

Patrick Industries, Inc.
Patrick Industries, Inc. is a major manufacturer of component products and distributor of building products serving the recreational vehicle, manufactured housing, marine, kitchen cabinet, office and household furniture, fixtures and commercial furnishings, and other industrial markets and operates coast-to-coast in various locations throughout the United States and in China and The Netherlands. Patrick’s major manufactured products include decorative vinyl and paper laminated panels, countertops, fabricated aluminum products, wrapped profile mouldings, slide-out trim and fascia, cabinet doors and components, hardwood furniture, fiberglass bath fixtures and tile systems, thermoformed shower surrounds, specialty bath and closet building products, fiberglass and plastic helm systems and component products, wiring and wire harnesses, boat covers, towers, tops and frames, electrical systems components including instrument and dash panels, softwoods lumber, interior passage doors, RV painting, slotwall panels and components, aluminum fuel tanks, and CNC molds and composite parts and other products. The Company also distributes drywall and drywall finishing products, electronics and audio systems components, wiring, electrical and plumbing products, appliances, cement siding, raw and processed lumber, FRP products, interior passage doors, roofing products, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, and other miscellaneous products, in addition to providing transportation and logistics services.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any projections of financial performance or statements concerning expectations as to future developments should not be construed in any manner as a guarantee that such results or developments will, in fact, occur. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. The Company does not undertake to publicly update or revise any forward-looking statements except as required by law. Factors that may affect the Company’s operations and prospects are contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov.
Contact:
Julie Ann Kotowski
Investor Relations
Patrick Industries, Inc.
574-294-7511 / kotowskj@patrickind.com